FRANKLIN RESOURCES, INC. Q2 2019 Executive Quarterly Earnings Commentary April 26, 2019 Highlights Exhibit 99.2 • Investment performance continues to strengthen, with relative investment performance for the 1-, 3-, and 5-year periods Greg Johnson improving across most investment objectives Chairman of the Board Chief Executive Officer • With improving performance and progress on our strategic initiatives, sales increased 24% over the prior quarter, while redemptions slowed to their lowest level since 2011 • Global fixed income attracted net flows of $3.6 billion this quarter, with March sales at the highest monthly level since October 2015 Kenneth A. Lewis • Net income improved to $368 million, despite the initial impact of Executive Vice President cost structure optimization initiatives that weighed on operating Chief Financial Officer income • During the quarter, the company declared a $0.26 per share regular dividend, repurchased 4.6 million shares, and closed the acquisition of Benefit Street Partners (on February 1st) Contents Page(s) Investment Performance 2 Assets Under Management 3-5 and Flows Conference Call Details: Flows by Investment 6-8 Johnson and Lewis will lead a live teleconference today at 11:00 a.m. Objective Eastern Time to answer questions of a material nature. Access to the teleconference will be available via investors.franklinresources.com or by Financial Results 9 dialing (877) 407-8293 in the U.S. and Canada or (201) 689-8349 internationally. A replay of the teleconference can also be accessed by Operating Revenues and 9-11 calling (877) 660-6853 in the U.S. and Canada or (201) 612-7415 Expenses internationally using access code 13689373, after 2:00 p.m. Eastern Time on April 26, 2019 through May 26, 2019. Other Income and Taxes 11 Analysts and investors are encouraged to review the Company’s recent Capital Management 12-13 filings with the U.S. Securities and Exchange Commission and to contact Appendix 14-15 Investor Relations at (650) 312-4091 before the live teleconference for any clarifications or questions related to the earnings release or written commentary.

Greg Johnson, Chairman and CEO
Second Quarter Executive Commentary
Unaudited

Investment Performance

Peer Group Comparison[1,2]

as of March 31, 2019	% of AUM in Top Two Peer Group Quartiles			
	1-Year	3-Year	5-Year	10-Year
Equity				
Global/International	54%	32%	32%	31%
United States	79%	69%	69%	53%
Total Equity	65%	48%	48%	41%
Multi-Asset/Balanced	92%	93%	13%	94%
Fixed Income				
Tax-free	54%	42%	42%	49%
Taxable				
Global/International	77%	83%	75%	93%
United States	52%	56%	21%	5%
Total Fixed Income	67%	68%	56%	62%

Equity markets rebounded in the first calendar quarter of 2019, recouping much of their losses from the final months of 2018, and posting one of the best quarters in nearly a decade.

Relative investment performance continued to trend in the right direction. Amongst our top 25 funds, 80% of assets outperformed their peer group for the 1-year period compared to only 4% the prior year.

Global fixed income performance remains strong, with the U.S.-registered Templeton Global Bond and Templeton Global Total Return funds in the top two quartiles for the 1-, 3-, 5-, and 10-year periods.

The multi-asset balanced category improved notably due to excellent relative performance for Franklin Income, which posted top quartile returns across the 1-, 3- and 10-year periods. The fund has sustained strong performance while reducing volatility, increasing the fund's appeal to investors.

1. AUM measured in the 1-year peer group rankings represents 86% of our total AUM as of March 31, 2019.
2. The peer group rankings are sourced from Lipper, a Thomson Reuters Company, Morningstar or eVestment and various international third-party providers in each fund's market and were based on an absolute ranking of returns. ©2019 Morningstar, Inc. All rights reserved. The information herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

2

Greg Johnson, Chairman and CEO
Second Quarter Executive Commentary
Unaudited

Assets Under Management and Flows

Simple Monthly Average vs. End of Period
(in US$ billions, for the three months ended)


752
738
732
724
724
717
683
650
689
712
3/18
6/18
9/18
12/18
3/19
Average AUM
Ending AUM

Assets under management ended the quarter at $712 billion, a 10% increase from December. Strong investment gains were the largest contributors to the rebound, along with the acquisition of Benefit Street Partners that added over $26 billion at closing.

Average assets under management increased marginally to $689 billion; however, daily average assets under management increased 2%.

Net outflows of $6 billion improved significantly, due to a 24% increase in sales and a 15% decrease in redemptions. The improvement in reported quarterly net flows does not fully reflect the magnitude of the improvement in flows this quarter, as reinvested distributions were seasonally stronger in December. Net new flows, which do not include reinvested distributions, improved almost 60% this quarter.

Long-Term Flows
(In US$ billions, for the three months ended)


28.6
25.8
22.5
21.7
27.0
(10.0)
(12.1)
(13.6)
(7.3)
(6.3)
(41.7)
(41.8)
(39.2)
(42.4)
(36.2)
3/18
6/18
9/18
12/18
3/19
Long-Term Sales
Long-Term Redemptions
Net Flows

Net Market Change, Distributions and Other
(In US$ billions, for the three months ended)


(6.3)
(11.1)
6.6
(59.9)
42.3
3/18
6/18
9/18
12/18
3/19

3

Greg Johnson, Chairman and CEO

Second Quarter Executive Commentary
Unaudited

Long-Term Flows: United States[1]

(In US$ billions, for the three months ended)

Retail


10.3
8.9
9.1
9.3
11.5
Sales +24% Q/Q
(6.2)
(5.5)
(5.7)
(1.5)
(1.2)
(18.4)
(17.7)
(17.1)
(22.0)
(14.9)
Redemptions -32% Q/Q
3/18
6/18
9/18
12/18
3/19
Long-Term Sales
Long-Term Redemptions
Net Flows

Institutional


2.8
2.2
2.5
2.5
2.5
(2.2)
(2.1)
(2.7)
(0.7)
(2.9)
(5.0)
(4.5)
(5.4)
(4.0)
(5.4)
3/18
6/18
9/18
12/18
3/19
Long-Term Sales
Long-Term Redemptions
Net Flows

U.S. retail and institutional gross sales increased over 18%, to their highest level in nearly two years, while international sales grew nearly twice as fast.

Importantly, sales of our U.S. retail mutual funds gained traction this quarter and we saw our market share increase for the first time in several quarters. Led by multi-asset/balanced and global fixed income, the improvement was broad-based, with five of our six investment objectives improving. Redemption levels of our U.S. retail mutual funds fell significantly to their lowest level since 2012.

The company's targeted sales campaign to capitalize on key, strong performing funds, including pricing changes implemented in 2018, fueled sales growth across several channels, including our NYSE channel, Private Wealth, and SMA channels, each of which improved notably.

Momentum in our defined contribution investment only business continued, especially with collective investment trust. In addition to generating significant opportunities for new business, this product has proven to be very valuable for client retention.

Improving institutional sales from global and U.S. equities and alternatives were offset by declines in global fixed income which was our best-selling strategy in 2018. Also, this channel experienced some large redemptions in global fixed income and international equity.

1. Graphs do not include high net-worth client flows.

4

Greg Johnson, Chairman and CEO
Second Quarter Executive Commentary
Unaudited

Long-Term Flows: International[1]

(In US$ billions, for the three months ended)

Retail


11.6
9.2
8.4
7.1
10.8
1.6
Sales
+52%
Q/Q
(0.9)
(1.2)
(0.7)
(1.6)
(13.4)
(10.8)
(9.7)
(9.7)
(9.8)
3/18
6/18
9/18
12/18
3/19
Long-Term Sales
Long-Term Redemptions
Net Flows

Institutional


3.4
4.9
2.3
2.5
2.0
(0.6)
(4.3)
(3.6)
(8.5)
(4.3)
(6.6)
(3.4)
(6.3)
(3.7)
(5.8)
3/18
6/18
9/18
12/18
3/19
Long-Term Sales
Long-Term Redemptions
Net Flows

International retail flows turned positive. Sales improved more than 50%, with our flagship cross-border range the primary driver of growth, particularly in Asia where there is a steady demand for yield. Additionally, several large distributors are starting to put our Global Macro products on buy lists, as a result of improved performance.

Interest has been growing in emerging markets products as well, with the Templeton Emerging Markets Bond fund generating very strong inflows once again this quarter, and emerging markets equity as a whole generating higher sales and lower redemptions.

Institutional sales slowed a bit, and redemptions were elevated by redemptions of nearly $2.2 billion in South East Asian and Australian mandates due to some clients' mandatory redemption policies following portfolio manager departures.

1. Graphs do not include high net-worth client flows.

5

Greg Johnson, Chairman and CEO
Second Quarter Executive Commentary
Unaudited

Flows by Investment Objective

Global/International Equity

(in US$ billions, for the three months ended)


6.6
6.0
4.3
4.3
5.1
(4.5)
(7.3)
(7.3)
(1.4)
(7.0)
(11.6)
(13.3)
(11.5)
(9.7)
(12.0)
3/18
6/18
9/18
12/18
3/19
Long-Term Sales
Long-Term Redemptions
Net Flows

% of Beg. AUM[1]	Prior 4 Quarters Avg	Current Quarter
Sales	10%	12%
Redemptions	23%	29%

Global equity sales within U.S. retail improved 6% from the prior quarter, their highest level since the year ago period, and much better than industry flows that headed in the opposite direction. Redemptions were weighed down by the various institutional redemptions noted on the prior page.

Global/International Fixed Income

(in US$ billions, for the three months ended)


10.3
8.3
7.2
7.4
11.1
0.1
3.6
(1.9)
(2.0)
(2.7)
(11.0)
(11.0)
(10.0)
(12.1)
(8.6)
3/18
6/18
9/18
12/18
3/19
Long-Term Sales
Long-Term Redemptions
Net Flows

% of Beg. AUM[1]	Prior 4 Quarters Avg	Current Quarter
Sales	21%	30%
Redemptions	28%	23%

Global fixed income was a clear bright spot this quarter with sales rebounding to over $11 billion. Redemptions also improved significantly, leading to net inflows of almost $4 billion as bond markets reclaimed a good portion of outflows from the prior quarter.

Our flagship U.S. retail and cross-border funds all returned to inflows this quarter, with Templeton Global Total Return a standout. Gross sales into the U.S. retail version were the highest in over two years, with net inflows the best in five years, as its 5-star rating and top decile performance garnered attention. The cross-border fund fared even better with net inflows of over $1 billion.

1. Sales and redemptions as a percentage of beginning assets under management are annualized.

6

Greg Johnson, Chairman and CEO
Second Quarter Executive Commentary
Unaudited

U.S. Equity

(in US$ billions, for the three months ended)


4.1
4.4
4.5
4.0
4.1
2.8
(0.2)
(0.9)
(1.8)
(2.5)
(6.7)
(5.5)
(5.9)
(6.3)
(5.8)
3/18
6/18
9/18
12/18
3/19
Long-Term Sales
Long-Term Redemptions
Net Flows

% of Beg. AUM[1]	Prior 4 Quarters Avg	Current Quarter
Sales	15%	17%
Redemptions	22%	24%

U.S. equities held steady with a slight increase in gross sales this quarter, compared to the industry that saw 10% declines amongst U.S. retail funds. Franklin Dynatech remained the standout as it continues to attract inflows and gain market share despite industry trends that favor index investing and ETFs.

Multi-Asset/Balanced

(In US$ billions, for the three months ended)


4.0
4.0
3.8
2.8
3.1
(1.1)
(0.2)
(0.4)
(2.3)
(0.1)
(6.3)
(5.7)
(5.4)
(6.8)
(4.4)
3/18
6/18
9/18
12/18
3/19
Long-Term Sales
Long-Term Redemptions
Net Flows

% of Beg. AUM[1]	Prior 4 Quarters Avg	Current Quarter
Sales	10%	10%
Redemptions	17%	14%

Multi-asset/balanced strategies experienced an increase in sales and a notable decline in redemptions this quarter. Franklin Income was a large contributor to the improvement as it attracted positive net flows for the first time in several years as we wrapped up our 70th anniversary roadshow that put a spotlight on one of our most popular flagship income solutions.

1. Sales and redemptions as a percentage of beginning assets under management are annualized.

7

Greg Johnson, Chairman and CEO

Second Quarter Executive Commentary
Unaudited

Tax-Free Fixed Income

(In US$ billions, for the three months ended)


1.7
1.2
1.2
1.6
1.8
0.2
(1.1)
(1.3)
(1.1)
(2.0)
(2.2)
(3.1)
(2.9)
(2.7)
(3.9)
3/18
6/18
9/18
12/18
3/19
Long-Term Sales
Long-Term Redemptions
Net Flows

% of Beg. AUM[1]	Prior 4 Quarters Avg	Current Quarter
Sales	9%	12%
Redemptions	19%	14%

Taxable U.S. Fixed Income

(In US$ billions, for the three months ended)


1.9
1.9
1.5
1.6
1.8
(0.9)
(1.2)
(1.9)
(1.7)
(1.2)
(3.0)
(3.4)
(3.7)
(3.6)
(3.2)
3/18
6/18
9/18
12/18
3/19
Long-Term Sales
Long-Term Redemptions
Net Flows

% of Beg. AUM[1]	Prior 4 Quarters Avg	Current Quarter
Sales	15%	17%
Redemptions	29%	30%

Tax-free fixed income flows turned modestly positive, a strong rebound from last quarter's outflows. Sales outpaced the industry through February with a 7% increase over the prior quarter compared to the industry increase of only 4%. Municipal bonds performed relatively well during the quarter, as supply and demand patterns remained favorable overall. After record outflows in the prior quarter, reflecting investors' concerns about the Fed rate policy, muni-bond funds were off to a strong start in calendar year 2019.

Taxable U.S. fixed income net flows improved due to a combination of improved sales and redemptions across a variety of strategies, including Franklin U.S. Government Securities and some total return-oriented strategies that, in aggregate, generated almost $500 million of inflows.

1. Sales and redemptions as a percentage of beginning assets under management are annualized.

8

Ken Lewis, CFO
Second Quarter Executive Commentary
Unaudited

Financial Results

(in US$ millions except per share data, for the three months ended)

Quarterly Operating and Net Income[1]


556
443
503
402
479
503
412
276
380
368
3/18
6/18
9/18
12/18
3/19
Operating Income
Net Income1

Quarterly Diluted Earnings Per Share


$0.78
$0.75
$0.96
$0.54
$0.72
3/18
6/18
9/18
12/18
3/19

Second quarter operating income was $380 million, an 8% decrease from the prior quarter, as expense growth outpaced revenue growth for reasons discussed in more detail below.

Net income, on the other hand, increased to $368 million, as the broad market rebound reversed unrealized, mark-to-market non-operating losses in the prior quarter.

Earnings per share increased 33% to $0.72.

Operating Revenues and Expenses

(In US$ millions, for the three months ended)

	Mar-19	Dec-18	Mar-19 vs. Dec-18	Sep-18	Jun-18	Mar-18	Mar-19 vs. Mar-18
Investment management fees	$ 992.4	$ 971.8	2%	$ 1,058.9	$ 1,077.9	$ 1,117.1	(11%)
Sales and distribution fees	358.5	354.8	1%	380.8	391.4	409.8	(13%)
Shareholder servicing fees	57.1	55.1	4%	51.8	53.9	61.3	(7%)
Other	25.8	29.8	(13%)	35.7	35.4	29.6	(13%)
Total Operating Revenues	**$ 1,433.8**	**$ 1,411.5**	**2%**	**$ 1,527.2**	**$ 1,558.6**	**$ 1,617.8**	**(11%)**

Investment management fees increased 2%, mostly attributable to increased performance fees totaling $16.2 million and 2% higher daily average assets under management, as discussed above. Those benefits were partially offset by two fewer days in the March quarter.

1. Net income attributable to Franklin Resources, Inc.

9

Ken Lewis, CFO
Second Quarter Executive Commentary
Unaudited

Results include two months of consolidating Benefit Street Partners, which contributed about $29 million to revenue. Its contribution to operating income was essentially neutral, with anticipated future accretion to be driven by the pace of capital deployments and revenue growth over time.

Sales and distribution fees increased 1% this quarter, due primarily to higher commissionable sales as noted previously.

Higher transaction-based fees primarily caused shareholder servicing fees to increase to $57mm this quarter.

Other revenues declined 13% to $26 million, with the decrease attributable to lower consolidated investment product revenue, which is partially offset by noncontrolling interests.

	Mar-19	Dec-18	Mar-19 vs. Dec-18	Sep-18	Jun-18	Mar-18	Mar-19 vs. Mar-18
Sales, distribution and marketing	$ 449.4	$ 444.5	1%	$ 489.7	$ 499.8	$ 521.5	(14%)
Compensation and benefits	409.6	355.0	15%	345.1	357.5	355.5	15%
Information systems and technology	62.1	60.9	2%	68.3	62.5	58.1	7%
Occupancy	31.4	31.2	1%	34.6	30.5	34.1	(8%)
General, administrative and other	101.8	108.4	(6%)	110.8	105.2	92.9	10%
Total Operating Expenses	**$ 1,054.3**	**$ 1,000.0**	**5%**	**$ 1,048.5**	**$ 1,055.5**	**$ 1,062.1**	**(1%)**

Sales, distribution and marketing expense increased in line with associated revenue, but there was some divergence between the asset-based components, as illustrated in the appendix on page 14. Asset-based expenses decreased at a lesser rate than asset-based revenue due to a prior-quarter accounting adjustment and certain U.S. expenses that are not impacted by the length of the quarter.

Compensation and benefits expense increased to almost $410 million this quarter, due to a combination of normal seasonal factors, such as payroll taxes and a full-quarter effect of annual salary increases, severance charges, as well as the acquisition of Benefit Street Partners, including deferred payments related to the transaction that are recorded as compensation under U.S. GAAP.

During this period of heightened uncertainty for the industry, we believe it is important to position our resources where they will have the greatest impact. The company is executing on a series of cost structure optimization initiatives intended to increase operational efficiencies and streamline our organization, including a decision to outsource a portion of fund administration. Executing on these initiatives resulted in termination benefits expenses totaling approximately $20 million this quarter, with more expected next quarter.

These changes will help us reallocate resources to continue investing in our most important strategic growth initiatives, including alternatives and solutions, as well as technology investments designed to drive informational and analytical advantages for our investment processes.

Our current expectation is for fiscal year compensation expense to increase 15% to 16% over last year, inclusive of all execution costs noted above. Next quarter, we expect compensation expense to increase in the range of 7.5% to 8%, when compared to reported second quarter compensation expense.

Information, systems and technology expense was $62 million this quarter, but we are budgeting for the fiscal year to be consistent with 2018 expense levels for this line item.

General, administrative and other expenses declined to $102 million, reflecting a decline in controllable costs and some charges in the prior quarter that did not recur. Those benefits were partially offset by an increase in expenses related to consolidated investment products. As we look at the second half of the fiscal year, we expect this expense line to trend a bit higher, with the full year expense to be up in the 5% to 6% range compared to 2018.

There is no change to guidance provided last quarter with respect to the anticipated expense impact from the Benefit Street Partners acquisition or other growth initiatives. Our goal remains to achieve 2020 non-sales & distribution expenses that are in line with fiscal 2018 levels, before factoring in the acquisition of Benefit Street Partners.

10

Ken Lewis, CFO
Second Quarter Executive Commentary
Unaudited

Operating Margin (%) vs. Average AUM

(in US$ billions, for the fiscal year ended)


28.7%
33.5%
37.3%
35.4%
36.6%
37.9%
38.1%
35.7%
35.4%
33.5%
27.8%
442
571
694
706
808
888
870
749
737
741
691
09/09
09/10
09/11
09/12
09/13
09/14
09/15
09/16
09/17
09/18
FYTD 3/19
Average AUM: 4.6% CAGR[1]
Operating Income: 2.8% CAGR[1]
Fiscal Year Operating Income (in US$ millions)
1,203 1,959 2,660 2,515 2,921 3,221 3,028 2,366 2,264 2,119 791
Operating Margin
Average AUM

Fiscal year-to-date the operating margin decreased to 27.8%, which is lower, in part, due to the Benefit Street Partners' acquisition.

Other Income and Taxes

Other Income

(In US$ millions, for the three months ended March 31, 2019)


32.7
47.2
(0.6)
5.0
(5.7)
2.6
31.8
113.0
(13.7)
99.3
Interest and dividend income
Equity method investments
Gains/losses on investments, net
Rental income
Interest expense
Foreign exchange and other
Consolidated Investment Products (CIPs)
Total other income
Noncontrolling interests[2]
Other income, net of noncontrolling interests

As noted, the strong rebound in equity markets led to other income, net of noncontrolling interest of $99 million, a quarter-over-quarter increase of $145 million.

Dividend and interest income of $33 million and income from equity method investments of $47 million were the biggest contributors to other income this quarter.

For the year-to-date period, the tax rate was 23.5%, but based upon our outlook for the mix of earnings and impact of below-the-line noncontrolling interests, we are forecasting a full-year tax rate of approximately 23%, plus-or-minus 30 basis points.

1. Fiscal year-to-date operating income is annualized for CAGR calculation. CAGR is the compound average annual growth rate over the trailing 10-year period.
2. Reflects the portion of noncontrolling interests, attributable to third-party investors, related to CIPs included in Other income.

11

Ken Lewis, CFO

Second Quarter Executive Commentary
Unaudited

Capital Management

Change in Ending Shares Outstanding


20%
15%
10%
5%
0%
-5%
-10%
-15%
-20%
3/14
9/14
3/15
9/15
3/16
9/16
3/17
9/17
3/18
9/18
3/19
BEN
U.S. Asset Managers Average (ex-BEN)1

U.S. Asset Managers (ex-BEN)[1]: 2.3% Compound Annual Dilution

BEN: -4.2% Compound Annual Accretion

Share Repurchases (US$ millions) vs. Average BEN Price


$60
$50
$40
$30
$20
$10
$0
179
129
178
151
190
218
500
404
337
327
256
262
167
175
168
200
433
446
348
327
145
3/14
9/14
3/15
9/15
3/16
9/16
3/17
9/17
3/18
9/18
3/19
Share Repurchase Amount
BEN Average Price for the Period
Special Cash Dividend Declared

Special Cash Dividends per Share Declared:

Feb-18: $3.00
Dec-14: $0.50

During the quarter, we repurchased almost 5 million shares, further reducing shares outstanding on a net basis, resulting in a 5-year compound annual accretion rate of over 4%.

1. U.S. asset managers include AB, AMG, APAM, APO, ARES, BLK, BSIG, BX, CG, CNS, EV, FII, GBL, HLNE, IVZ, KKR, LM, MN, OAK, OZM, PZN, TROW, VCTR, VRTS, WDR and WETF. Source: Thomson Reuters and company reports.

12

Ken Lewis, CFO
Second Quarter Executive Commentary
Unaudited

Trailing 12 Months Share Repurchases and Dividends[1]

(US$ millions and percentage of net income)


3,085
NM
NM
3,364
NM
NM
3,552
NM
NM
3,685
96%
131%
1,774
82%
33%
3/18
6/18
9/18
12/18
3/19
Dividends
Share Repurchases

The company also declared a $0.26 per share regular dividend in the quarter, bringing the total return of capital to over $1.7 billion for the trailing twelve months, representing a 115% Payout Ratio.

Including the upfront consideration for the acquisition of Benefit Street Partners paid in the quarter, the total capital deployed via acquisitions or returned to shareholders, for the trailing twelve months, was 159% of net income.

Cash and investments, net of debt and our tax liability, was $6.7 billion as of March 31, 2019, down from $9.2 billion a year-ago, reflecting the acquisitions, share repurchases, and dividend payments over the past year.

1. The chart above illustrates the amount of share repurchases and dividends over the trailing 12 months, for the period ended. Dividend payout is calculated as dividend amount declared divided by net income attributable to Franklin Resources, Inc. for the trailing 12-month period. Repurchase payout is calculated as stock repurchase amount divided by net income attributable to Franklin Resources, Inc. for the trailing 12-month period. Note: The payout ratios for the 3/18, 6/18 and 9/18 periods are not meaningful due to the 12/17 reported loss that was attributable to tax reform.

13

Ken Lewis, CFO

Second Quarter Executive Commentary
Unaudited

Appendix

Mix of Ending Assets Under Management

(as of March 31, 2019)


40%
1%
2%
4%
13%
13%
68%
40%
19%

Investment Objective (US$ billions)		Mar-19
Equity	$	283.9
Multi Asset/Balanced		134.7
Fixed Income		284.8
Cash Management		8.9
Total	**$**	**712.3**

Sales Region (US$ billions)		Mar-19
United States	$	486.6
Europe, Middle East and Africa		91.2
Asia-Pacific		91.7
Canada		28.0
Latin America		14.8
Total	**$**	**712.3**

Sales and Distribution Summary

(in US$ millions, for the three months ended)

		Mar-19		Dec-18		Change	% Change
Asset-based fees	$	291.6	$	302.4		(10.8)	(4%)
Asset-based expenses		(364.1)		(370.3)		6.2	(2%)
Asset-based fees, net	**$**	**(72.5)**	**$**	**(67.9)**	**$**	**(4.6)**	**7%**
Sales-based fees		64.0		49.6		14.4	29%
Contingent sales charges		2.9		2.8		0.1	4%
Sales-based expenses		(67.2)		(52.5)		(14.7)	28%
Sales-based fees, net	**$**	**(0.3)**	**$**	**(0.1)**	**$**	**(0.2)**	**200%**
Amortization of deferred sales commissions		(18.1)		(21.7)		3.6	(17%)
Sales and Distribution Fees, Net	**$**	**(90.9)**	**$**	**(89.7)**	**$**	**(1.2)**	**1%**

14

Second Quarter Executive Commentary Ken Lewis, CFO Unaudited Appendix (continued) CIPs Related Adjustments (in US$ millions, for the three and six months ended) FYTD Mar-19 Mar-19 Operating Revenues $ 14.8 $ 30.3 Operating Expenses 8.7 8.7 Operating Income $ 6.1 $ 21.6 Investment Income (28.3) (3.4) Interest Expense (0.5) (1.1) This table summarizes the impact of CIPs on the CIPs 31.8 (17.2) Company’s reported U.S. Other Income $ 3.0 $ (21.7) GAAP financial results. Net Income $ 9.1 $ (0.1) Less: net income attributable to 13.5 1.1 noncontrolling interests Net Income Attributable to Franklin $ (4.4) $ (1.2) Resources, Inc. 15

Forward-Looking Statements Statements in this commentary regarding Franklin Resources, Inc. (“Franklin”) and its subsidiaries, which are not historical facts, are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this commentary, words or phrases generally written in the future tense and/or preceded by words such as “will,” “may,” “could,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “estimate” or other similar words are forward-looking statements. Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. While forward-looking statements are our best prediction at the time that they are made, you should not rely on them and are cautioned against doing so. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They are neither statements of historical fact nor guarantees or assurances of future performance. These and other risks, uncertainties and other important factors are described in more detail in Franklin’s recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in Franklin’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 and Franklin’s subsequent Quarterly Reports on Form 10-Q: • Volatility and disruption of the capital and credit markets, and adverse changes in the global economy, may significantly affect our results of operations and may put pressure on our financial results. • The amount and mix of our assets under management (“AUM”) are subject to significant fluctuations. • We are subject to extensive, complex, overlapping and frequently changing rules, regulations, policies, and legal interpretations. • Global regulatory and legislative actions and reforms have made the regulatory environment in which we operate more costly and future actions and reforms could adversely impact our financial condition and results of operations. • Failure to comply with the laws, rules or regulations in any of the jurisdictions in which we operate could result in substantial harm to our reputation and results of operations. • Changes in tax laws or exposure to additional income tax liabilities could have a material impact on our financial condition, results of operations and liquidity. • Any significant limitation, failure or security breach of our information and cyber security infrastructure, software applications, technology or other systems that are critical to our operations could disrupt our business and harm our operations and reputation. • Our contractual obligations may subject us to indemnification costs and liability to third parties. • Our business operations are complex and a failure to properly perform operational tasks or the misrepresentation of our services and products, or the termination of investment management agreements representing a significant portion of our AUM, could have an adverse effect on our revenues and income. • We face risks, and corresponding potential costs and expenses, associated with conducting operations and growing our business in numerous countries. • We depend on key personnel and our financial performance could be negatively affected by the loss of their services. • Strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in our market share, revenues and income. • Changes in the third-party distribution and sales channels on which we depend could reduce our income and hinder our growth. • Our increasing focus on international markets as a source of investments and sales of our products subjects us to increased exchange rate and market-specific political, economic or other risks that may adversely impact our revenues and income generated overseas. • Harm to our reputation or poor investment performance of our products could reduce the level of our AUM or affect our sales, and negatively impact our revenues and income. • Our future results are dependent upon maintaining an appropriate level of expenses, which is subject to fluctuation. • Our ability to successfully manage and grow our business can be impeded by systems and other technological limitations. • Our inability to successfully recover should we experience a disaster or other business continuity problem could cause material financial loss, loss of human capital, regulatory actions, reputational harm, or legal liability. 16

Forward-Looking Statements (continued) • Regulatory and governmental examinations and/or investigations, litigation and the legal risks associated with our business, could adversely impact our AUM, increase costs and negatively impact our profitability and/or our future financial results. • Our ability to meet cash needs depends upon certain factors, including the market value of our assets, operating cash flows and our perceived creditworthiness. • We are dependent on the earnings of our subsidiaries. Any forward-looking statement made by us in this commentary speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. The information in this commentary is provided solely in connection with this commentary, and is not directed toward existing or potential investment advisory clients or fund shareholders. Investor Relations Contacts 1 (650) 312‐4091 Brian Sevilla  1 (916) 463‐2410 Lucy Nicholls 1 (916) 463‐4357 17